                                                                    EXHBIT 10.18

         THIS INDENTURE OF LEASE dated as of this 15th day of November, 1999, by and between 1848 ASSOCIATES, a New Hampshire limited partnership with a place of business at 340 Commercial Street, Manchester, New Hampshire 03101, ("Lessor"), and SILKNET, INC., a Delaware corporation with a principal place of business at 50 Phillippe Cote Street, Manchester, New Hampshire 03101, ("Lessee").

                                   WITNESSETH

                                    ARTICLE I
                                 LEASED PREMISES

         1.1 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms and provisions of this Lease, a portion of the first and second floors and the entire third floor of the building located at 50 Phillippe Cote Street, Manchester, New Hampshire (the "Gateway Building") which space consists of approximately 44,092 square feet ("Leased Premises"), together with the right to use Common Areas with others as defined under Article VII, Section 7.1, and is further shown on the plan attached hereto as Exhibit "1.1" and hereby made a part hereof.

         1.2 Effective on the First Additional Premises Delivery Date (as defined below), the Leased Premises will also include an additional 10,347 square feet (the "First Additional Premises"), being the remainder of the second floor of the Gateway Building, which space shall then be in the same condition as on the date hereof, reasonable wear and tear excepted. Lessor agrees to use best efforts to deliver the First Additional Premises to Lessee in "broom clean" condition, free of all occupants and their personal property, on or before March 17, 2000, (the "First Additional Premises Delivery Date"). Within a reasonable time after execution of this Lease, Lessee shall prepare plans for certain improvements to the First Additional Premises desired by Lessee (the "Renovations") and shall deliver such plans to Lessor for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall respond to lessee's plan submission within ten (10) days after receipt of the same. If Lessor does not approve Lessee's plans, Lessor shall specify in detail the reasons for withholding such approval. Once such plans are approved, Lessor shall (i) consult with Lessee regarding the budget for the construction of the Renovations and shall consult with Lessee in the event it appears the actual cost of completing the Renovations will exceed such budget, and (ii) upon Lessee's approval of the budget and, within a reasonable time after the First Additional Premises Delivery Date (taking into account the scope of the Renovations and that Lessor will not commence the Renovations until after the First Additional Premises Delivery Date and after Lessee requests Lessor to commence such Renovations and after Lessee vacates the First Additional Premises so that the Renovations may be completed with the First Additional Premises vacant), Lessor shall diligently pursue the permitting and construction of the Renovations. Lessee shall commence payment of rent for the First Additional Premises on the First Additional Premises Delivery Date and shall continue to pay such rent while the Renovations are being completed through the end of the term, as it may be extended. Lessor shall pay up to $103,470.00 towards the cost of the Renovations. Within ten (10) days of receipt of Lessor's invoice, Lessee shall reimburse Lessor for the excess of the cost of the Renovations over $103,470.00.

         1.3 Effective on the Second Additional Premises Delivery Date (as defined below) , the Leased Premises will also include an additional 33,655+ square feet, being all of the five story building known as the "Gateway II Building", situated at 70 Phillippe Cote Street, Manchester, New Hampshire (the "Second Additional Premises"). Lessor agrees to use best efforts to deliver the Second Additional Premises to Lessee in "broom clean" condition, free of all occupants and their personal property, with the Gateway II Renovations substantially completed and otherwise in the condition required hereunder on May 1, 2000, and the date upon which Lessor in fact delivers the Second Additional Premises in compliance with the foregoing and with the "Core Building Renovations" completed shall be the "Second Additional Premises Delivery Date". By December 10, 1999, Lessee shall prepare plans for certain improvements to the Second Additional Premises desired by Lessee (the "Gateway II Renovations") and shall deliver such plans to Lessor for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall respond to Lessee's plan submission within ten (10) days after receipt of the same. If Lessor does not approve Lessee's plans, it shall specify in detail the reasons for withholding such approval. Once such plans are approved, Lessor shall (i) consult with Lessee regarding the budget for the construction of the Gateway II Renovations and shall consult with Lessee in the event it appears the actual cost of completing the Gateway II Renovations will exceed such budget, and (ii) upon Lessee's approval of the budget, Lessor shall diligently pursue the permitting and construction of the Gateway II Renovations. The Gateway II Renovations shall be deemed substantially completed once a certificate of occupancy for the same is issued (a copy of which shall be delivered to Lessee) and the Gateway II Renovations are complete except for minor details which would not adversely effect Lessee's ability to legally use and occupy the Premises. At Lessee's election, in the event the cost of the Gateway II Renovations exceed $618,822.00 (the "Second Additional Premises Excess"), Lessee shall have the right to have the Second Additional Premises Excess amortized over the balance of the original term of this Lease at an interest rate of 9%. For example, for each $1,000.00 of the Second Additional Premises Excess, and assuming a balance of sixty (60) months, the rental rate for the Second Additional Premises shall increase by $20.76 per year. If the Second Additional Premises are not delivered in the condition required hereunder by July 1, 2000, Lessee shall have the right to terminate this Lease with respect to the Second Additional Premises upon written notice to Lessor. The Gateway II Renovations do not include the "Core Building Renovations" described on Exhibit 1.3, which Lessor shall complete at Lessor's expense on or before May 1, 2000. Lessor shall pay up to $618,822.00 towards the cost of the Gateway II Renovations. Unless Lessee exercises the right to have the Second Additional Premises Excess amortized as provided above, within ten (10) days of receipt of Lessor's invoice, Lessee shall reimburse Lessor for the excess of the cost of the Gateway II Renovations over $618,822.00.

         1.4 Landlord and Tenant each acknowledge and agree that the Landlord, as part of the Core Building Renovations, is going to construct an enclosed connector between the Gateway Building and the Gateway II Building (the "Connector") for the use of Tenant, its agents, employees and contractors. As of the date of this Lease, the particular construction plans and specificatiions (the "Connector Plans") for the same have not been prepared. Landlord agrees that prior to commencement of the Connector, Landlord shall submit the Connector Plans to Tenant for Tenant's approval, which approval shall not be unreasonably withheld. In the event

Tenant does not approve the Connector Plans, Tenant shall specify its reasons for disapproving the same and Landlord shall revise the Connector Plans to address any reasonable concerns of Tenant and resubmit same to Tennant for approval. In the event Tenant approves the Connector Plans, Lanldord shall construct the Connector in accordance with the approved Connector Plans and Tenant shall pay Landlord amounts detailed in in exhibit 3.1 section 3 (the "Connector Contribution").

                                   ARTICLE II
                                  TERM OF LEASE

         2.1 Subject to Lessee's right to renew under Section 39.1 below, the term of this Lease shall be from the date hereof to April 30, 2005. (See Sections 1.2 and 1.3, above, for the dates on which additional premises are added to the Leased Premises.)

         2.2 In the event Lessee shall hold over after the expiration of this term, such holding over shall not extend the term of this Lease, but shall create a month to month tenancy except that the total monthly rent will be increased to a figure representing 150% of the final month's total rent under this agreement.

         2.3 Effective as of the date hereof, the Indenture of Lease dated December 30, 1996, together with the Amendment to Lease dated January 9, 1998, the Second Amendment to Lease dated September 29, 1998 and the Third Amendment to Lease dated December 31, 1998 (the "Original Lease") shall terminate and be of no further force and effect except Lessor acknowledges that it is holding a security deposit in the amount of $47,675.00 under the Original Lease and the obligation to return the same with interest from the date delivered to Lessor shall survive the termination of the Original Lease.

                                   ARTICLE III
                                      RENT

         3.1 Lessee covenants and agrees to pay Lessor at the place provided herein for giving of notice to Lessor monthly rent per Exhibit 3.1.

         3.2 At the request of either party hereto, the other from time to time shall execute an appropriate instrument supplemental to this Lease evidencing the then current monthly rent payable by the Lessee hereunder. Rent shall be paid in advance on the first day of each and every month during the term hereof. Interest of one and one-half (1.5%) percent per month shall accrue commencing ten (10) days after Lessee's receipt of written notice of non-payment of rent.

                                   ARTICLE IV
                                 ADDITIONAL RENT

Section intentionally deleted.

                                    ARTICLE V
                                 QUIET ENJOYMENT

         5.1  Lessor shall put Lessee into possession of the Leased
Premises at the beginning of the term hereof, (and as stated in Sections 1.2 and 1.3), and Lessee, upon paying the rent and observing the other covenants and conditions herein, upon its part to be observed, shall be entitled to the peaceful and quiet enjoyment of the Leased Premises.

         5.2 If Lessor fails to give to Lessee possession of the designated portions of the Leased Premises per Sections 1.2 and 1.3 hereof within thirty (30) days of the dates specified therein, Lessee may, as its sole remedy and at its option, terminate this Lease, as to those additional designated portions for which possession is not so given only, by written notice to Lessor.

                                   ARTICLE VI
                      CONDITION OF LEASED PREMISES: REPAIRS

         6.1 Lessee is already in possession of the Leased Premises as described in Section 1.1 and hereby accepts the same "as is". After the Renovations (under Section 1.2) and the Gateway II Renovations (under Section 1.3), have been made, Lessor shall contact Lessee to advise Lessee. Lessee shall then have a reasonable opportunity to inspect and approve the renovated space. Lessee will then (i) promptly give notice of observed defects or (ii) accept the renovated space, improvements and any equipment or fixtures, latent defects excepted, on or in the renovated space "as is" and in their existing condition and agrees that no representation, statement or warranty, express or implied, has been made by or on behalf of Lessor as to such condition, or to use that may be made of such property, except as set forth herein. Lessor agrees to complete the Renovations (under Section 1.2) and the Gateway II Renovations (under
Section 1.3), including correcting said defects, on or before the designated dates in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, or regulations and orders of governmental authority and insurers of the Building and the Gateway II Building.

         6.2 Lessor covenants and agrees that it will maintain in good repair and in a safe and operable condition the structural beams, structural columns, roof, elevators, exterior walls, windows, and other structural, electrical and mechanical parts of the Leased Premises, the Building, and the Gateway II Building, including but not limited to all plumbing, electricity, heating, ventilation, and air conditioning equipment. Lessee covenants and agrees that it will keep during the term hereof, at its own cost and expense, the interior of the Leased Premises in as good condition as the same was at the commencement of the term hereof, reasonable wear and tear, taking by eminent domain, and damage due to fire or casualty excepted. Lessee also agrees to replace at its own cost and expense, all window glass of the same kind and quality which window glass is broken as a result of Lessee's negligence, reasonable wear and tear and damage due to fire or other casualty excepted. Lessee further agrees to replace and/or repair, at its own expense, all light bulbs which are damaged or broken during the term hereof, with bulbs of the same kind and quality. Lessor shall clean the exterior of all exterior windows annually. Lessor shall deliver the Gateway II Building (including the portion of the Leased Premises therein) in compliance with all applicable laws, including without limitation, building and life/safety codes and ordinances.

                                   ARTICLE VII
                                  COMMON AREAS

         7.1 Lessee shall have the right to use, in common with others entitled thereto, the stairways, lobby, restrooms, elevators, and hallways which are a part of the Gateway Building and, upon delivery of the Second Additional Premises, Lessee shall have the right to use such areas in the Gateway II Building (collectively, the "Interior Common Areas"). In addition, Lessee shall have the right to use the exterior common areas, including, without limitation, the walkways, parking areas, grounds and access roads serving the Gateway Building and, upon delivery of the Second Additional Premises, the Gateway II Building (the "Exterior Common Areas"). The Interior Common Areas and the Exterior Common Areas are collectively referred to herein as the "Common Areas". Lessee shall have the right to use in common with other tenants a certain cafeteria in the so-called Technology Center Complex operated for the benefit of the tenants thereto, but Lessor shall have no obligation to continue to provide such cafeteria. Lessee shall be entitled to, at no additional charge, the use of the following certain parking spaces: 130 unreserved spaces in the "Pandora Lot" (88 Commercial Street), subject to the rights of another lessee, Jillian's, or its successor, to use those spaces between 6:00 pm and the following 3:00 am. Upon addition of the Second Additional Premises under Section 1.3 hereof, Lessee shall be entitled to, at no additional charge, the use of the following additional certain parking spaces: exclusive use of the entire Gateway II Building parking lot [thirty (30) spaces]; and seventy-three (73) unreserved spaces in either (i) the "Seal Lot" (100 Commercial Street) or (ii) on-street parking spaces per passes provided by Lessor, as determined by Lessor from time to time collectively, the "Parking Spaces".

         7.2 Lessor, at its expense, agrees to furnish janitor service and utilities to the Common Areas and snow and ice removal from the Exterior Common Areas.

         7.3 Lessor shall maintain in good condition and repair the Common Areas including the parking lots.

                                  ARTICLE VIII
                      NUISANCE OR OTHER ACTIVITY OF LESSEE

         8.1 Lessee covenants and agrees that it make diligent efforts to limit the emission of any noise or odor from the Leased Premises, or any sound caused by the operation of any voice amplification or other instrument, apparatus, machinery or equipment therein such that its use of the Leased Premises is not unlawful, improper, noisy or offensive.

         8.2 Lessor covenants and agrees that it make diligent efforts to limit the emission of any noise or odor from other lessees of the Gateway Building and the Gateway II Building, or any sound caused by the operation of any voice amplification or other instrument, apparatus, machinery or equipment therein such that its use is not unlawful, improper, noisy or offensive.

                                   ARTICLE IX
                             IMPROVEMENTS BY LESSEE

         9.1 Lessee may, with the prior written approval of Lessor which approval shall not be delayed or unreasonably withheld, make such alterations, additions or improvements to the Leased Premises as it shall deem necessary or desirable; provided, however:

         A. No such alteration, addition or improvement shall lessen the fair market value of the Leased Premises.

         B. Any such alteration, addition or improvement shall be made in accordance with previously prepared plans and specifications.

         C. If the estimated cost of such alterations, addition, or improvement is less than Ten Thousand Dollars ($10,000) Lessor's consent shall not be required and Lessee shall have no obligation to prepare plans and specifications.

         D. That prior to the commencement of work on any such alteration, addition or improvement, Lessee shall procure, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same shall have been submitted to and approved by (i) all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and (ii) any mortgagees having an interest in or lien upon the Leased Premises if required by the terms of the mortgage, it being understood that Lessor will not unreasonably refuse to join in any application to any such mortgagee to obtain such approval with respect to any alteration, addition or improvement.

         E. In carrying out all such alterations, addition and improvements, Lessee agrees to comply with the standards, guidelines and specifications imposed by all municipal or other governmental departments and agencies having jurisdiction over same, including and without limitation, all building codes.

         F. That prior to the commencement of work on any such alteration, addition or improvements, the Lessee shall have procured and delivered to Lessor the policy of Builder's Risk insurance hereinafter referred to in ARTICLE XIX hereof or additional fire and extended coverage insurance as required by ARTICLE XX hereof, whichever is applicable.

         G. That Lessee shall pay the increased premiums, if any, for the regular insurance coverage of the Leased Premises resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement.

         H. Upon the expiration or termination of this Lease, Lessee may remove any such alteration, addition or improvement made by Lessee pursuant to the terms hereof and shall deliver the Leased Premises in the condition as at the beginning of the term hereof (or, as to the additional spaces under Sections 1.2 and 1.3 hereof, as of the date of completion of the Renovations or the Gateway II Renovations), reasonable wear and tear, taking by eminent domain and casualty and alterations, additions and improvements not removed by Lessee excepted. In the event the Lessee fails to remove any such alteration, addition or improvement it shall become and remain the property of Lessor.

                                    ARTICLE X
                    MACHINERY AND EQUIPMENT - TRADE FIXTURES

         10.1 Lessee agrees that all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by it or by any employee, agent or subcontractor of Lessee, or subtenant of Lessee, which cannot be removed from the Leased Premises without permanent or substantial damage to the Leased Premises shall be and become part of the realty and shall be and become the property of Lessor and shall not be removed from the Leased Premises without the written consent of Lessor. Lessor agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by Lessee, or by any employee, agent or subcontractor of Lessee, or by any subtenant of Lessee, which may be removed from the Leased Premises without permanent or substantial damage to the Leased Premises and (b) all furniture, furnishings, computers and accessory equipment and trade fixtures installed in the Leased Premises shall be deemed to remain personal property and that all such machinery, equipment, appurtenances, furniture, furnishings and trade fixtures of Lessee or of any employee, agent or subcontractor of subtenant of Lessee, may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but Lessee shall repair any damage occasioned by such removal and shall deliver the Leased Premises in condition as at the beginning of the term hereof, (or, as to the additional spaces under Sections 1.2 and 1.3 hereof, as of the date of completion of the Renovations or the Gateway II Renovations), reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty and alterations, additions and improvements not removed by Lessee excepted.

                                   ARTICLE XI
                                    UTILITIES

         11.1 Lessor shall provide and pay for the following utilities to the Leased Premises: water, sewerage, sprinklers, mechanical and plumbing systems and the utilities thereto necessary for the heating, ventilation and air conditioning of the Leased Premises (collectively, the "Operating Systems"). Lessor shall provide Lessee with thermostat control of its exclusive HVAC for the Leased Premises. The Lessee shall make arrangements for and pay for any electricity for lighting, electrical outlets, and any other utilities not expressly provided by Lessor.

                                   ARTICLE XII
                                 USE OF PREMISES

         12.1 Lessee agrees that it will use the Leased Premises for general and administrative offices and any other operation pertinent thereto which will not be injurious to the Leased Premises and for no other purpose without the prior written consent of Lessor.

         12.2 In its use of the Leased Premises, Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the City of Manchester, New Hampshire, as now in effect or as hereafter amended. Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances and regulations of governmental authorities wherein the Leased Premises are located, at Lessee's sole cost and expense, but only insofar as any such rules, ordinances and regulations pertain to the manner in which the Lessee shall use the Leased Premises; the obligation to comply in every other case, and also all cases where such rules, regulations and ordinances require repairs, alterations, changes or additions to the Gateway Building, the Gateway II Building and the Leased Premises or building equipment, or any part of either, being hereby expressly assumed by Lessor and Lessor covenants and agrees promptly and duly to comply with all such rules, regulations and ordinances with which Lessee has not herein expressly agreed to comply.

         12.3 Lessee shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulation of any governmental or lawful authority including Boards of Fire Underwriters relative to Lessee's use of the premises. Lessee shall, immediately upon the discovery of any such unlawful, illegal, disreputable or extra-hazardous use, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

         12.4 Lessee shall procure any licenses or permits required by any use of the Leased Premises by Lessee.

         12.5 If the Lessee is found guilty of any unlawful use at the Leased Premises, then Lessee and not Lessor shall be liable therefore.

                                  ARTICLE XIIA
                                 HAZARDOUS WASTE

         12A.1 Lessee covenants that it will not use the Leased Premises for the generation, storage or treatment of hazardous waste except as normally stored in general office use, and hereby certifies that its operations or other use of the Leased Premises will not involve same. For purposes of this Lease, the term "Hazardous Waste" shall be defined by cumulative reference to the following sources as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq (RCRA); (2) CPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (3) New Hampshire R.S.A. ch 147 and 147-A; (4) New Hampshire Regulations promulgated thereunder by any Agency or Department of the State.

         12A.2 Lessor hereby warrants and represents that, to the best of its knowledge, no waste materials, no hazardous materials including asbestos, and no hazardous substances have been disposed of or placed on the property. Lessor further warrants and represents that, to the best of its knowledge, all underground tanks on the property are properly registered with the appropriate governmental agency and that such tanks are not leaking. This covenant shall survive termination of this Lease.

                                  ARTICLE XIIB
                            LESSOR'S REPRESENTATIONS

         12B.1 Lessor hereby warrants and represents that the Gateway Building and the Gateway II Building are currently located in the so-called MXU Zone pursuant to the Manchester Zoning Ordinance now in effect which Zone permits General Office Use by right.

         12B.2 Lessor hereby warrants and represents that the Gateway Building, the Gateway II Building and the Leased Premises are in substantial compliance with any applicable current federal, state or municipal law, statute, regulation or ordinance, including without limitation applicable OSHA and ADA requirements.

         12B.3 Lessor hereby warrants and represents that all Operating Systems servicing the Leased Premises and the structural beams, structural columns and other structural parts of the Leased Premises are fully operational and in good working condition or shall be put into same by Lessor.

                                  ARTICLE XIII
                             ASSIGNMENT: SUBLEASING

         13.1 Lessee may, with the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed, assign this Lease or sublease the Leased Premises, in whole or in part. Notwithstanding the foregoing provisions of this Article, this Lease may be assigned, or the Premises may be sublet, in whole or in part, without the consent of Lessor, (i) to any corporation or other entity into or with which Lessee may be merged or consolidated or to any corporation or entity to which all or substantially all of Lessee's assets will be transferred, or (ii) to any corporation which is an affiliate, subsidiary, parent or successor of Lessee. Any such assignment or subletting shall not relieve Lessee of Lessee's obligations hereunder. Any such sublease shall be subject to all the terms hereof and Lessee shall remain fully liable for all Lessee's obligations hereunder as to the subleased space.

                                   ARTICLE XIV
                              TAXES AND ASSESSMENTS

         14.1 Lessor shall punctually pay and discharge all real estate taxes and any and all assessments levied or assessed on or with respect to the Gateway Building, the Gateway II Building, and the Leased Premises and the land located thereunder or associated therewith.

         14.2 Lessee shall punctually pay and discharge all taxes which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon the personal property of Lessee attached to or used in connection with Lessee's business conducted on the Leased Premises. Nothing herein contained shall require Lessee to pay directly to a taxing authority any tax where a portion of said tax has been included pro rata in rent paid to Lessor.

                                   ARTICLE XV
                                 MECHANIC'S LIEN

         15.1 In the event of the filing in the Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of Lessee, Lessee shall cause without delay proper proceedings to be instituted to test the validity of the lien claims, and before the end of the term to discharge the same by the posting of bond or settling of claim or otherwise causing lien to be discharged; and during the pendency of any such proceeding, Lessee shall completely defend and indemnify Lessor against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by Lessee, and during the pendency of such proceeding such lien may continue until disposition of such proceeding, and after disposition thereof, Lessee shall cause said lien to be released and discharged. Notwithstanding the foregoing, any work done by Lessor, Lessor's agents, employees or contractors on behalf of Lessee resulting in the filing of any builder's supplier's or mechanic's liens shall be the responsibility of Lessor for removal.

                                   ARTICLE XVI
                                 EMINENT DOMAIN

         16.1 Subject to the following sentence, in the event that the Leased Premises or the parking area in which the Parking Spaces are located shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by the Lessee, this Lease shall automatically terminate without further act of either party hereto on the date when possession of the Leased Premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that Lessee shall be liable for and shall promptly pay to Lessor any rent or other payments due hereunder then in arrears or the Lessor shall promptly rebate to Lessee a pro rata portion of any rent or other such payments paid in advance. In the event that a portion of the Leased Premises or the parking areas in which the Parking Spaces are located are condemned or taken such that the remainder is still suitable for the intended use by Lessee, as determined by Lessee in its sole but reasonable discretion, this Lease shall continue in effect in accordance with its terms and a portion of the rent and other payments due hereunder shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be payable solely to Lessor except that if the property so condemned or taken includes in whole or in part machinery, equipment and appurtenances constructed or installed by Lessee at its expense after the beginning of the term hereof which would have been removable by Lessee pursuant to ARTICLE X hereof, then such award shall be apportioned between Lessor and Lessee in accordance with the then relative value of the property and loss, so condemned or taken.

                                  ARTICLE XVII
                                    LIABILITY

         17.1 Except for injury or damage caused by the negligent act, willful misconduct or relevant breach of this Lease by Lessor, its servants or agents, Lessor shall not be liable for any injury or damage to any person happening on the Leased Premises or for any injury or damage to the Leased Premises or to any property of Lessee or to any property of a third person, firm, association, or corporation on or about the Leased Premises. The Lessee shall, except for injury or damage caused as aforesaid, defend, indemnify and save the Lessor harmless from and against any and all liability and damages, costs and expenses, including reasonable attorney's fees and from and against all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, associations or corporation arising out of or based upon any incident, occurrence, injury or damage caused by the negligent act, willful misconduct or relevant breach of this Lease by Lessee, its servants or agents, which shall or may happen on or about the Leased Premises.

         Notwithstanding the foregoing, (i) Lessee shall have no obligation to indemnify Lessor with regard to any amount against which the Lessor has been effectively insured, any amounts for which Lessor has the right of compensation or indemnification by any other party, or for any claims to the extent they arise from the negligent or intentional acts or omissions of Lessor, its agents, employees, or contractors; (ii) Lessee shall only be liable for claims or damages that arise during the Term of this Lease.

         Further, Lessor agrees to indemnify, defend and hold Lessee harmless from and against any and all loss, liability, and expense by any person arising out of either injury or damage in the "Common Areas" of the Building, arising out of the negligent act, willful misconduct or relevant breach of this Lease by Lessor, its agents, employees, or contractors.

                                  ARTICLE XVIII
                               LIABILITY INSURANCE

         18.1 Lessee shall, from the date on which it takes possession of the Leased Premises even if such date precedes the commencement of the term hereof and throughout the term hereof procure and carry at its expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire. Such insurance shall be carried in the name of and for the benefit of Lessee with Lessor named as additional insured, shall be written on a combined single limit bodily and property damage basis; and shall provide coverage of at least Two Million Dollars ($2,000,000). Lessee shall furnish to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Lessor.

                                   ARTICLE XIX

                            BUILDER'S RISK INSURANCE

         19.1 During any period or periods of construction by Lessee on the Leased Premises, the construction of which (a) is of a type to which Builder's Risk Insurance is applicable and (b) requires the advance written approval of Lessor pursuant to Section 9.1 hereof, Lessee shall itself or cause their contractor to obtain and maintain in effect standard Builder's Risk Insurance written on a completed value basis, including extended coverage, and utilizing a maximum value at date of completion not less that the greater of (a) the aggregate contract price or prices for the construction of such facilities or
(b) the amount which may be required by a mortgage which is financing such construction. Such insurance shall be obtained from an insurance company authorized to do business in New Hampshire and there shall be furnished to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Lessor.

                                   ARTICLE XX
                      FIRE AND EXTENDED COVERAGE INSURANCE

         20.1 Lessor shall procure and continue in force during the term hereof fire and extended coverage insurance upon the Gateway Building, the Gateway II Building and all improvements thereon on a full value, repair or replacement basis; provided, however, at its sole cost and expense, Lessee shall take all actions reasonably required by Lessor's insurer to make such insurance available.

         20.2 If and to the extent permitted without prejudice to any rights of Lessor under the applicable insurance policies, Lessee shall be held free and harmless from liability for loss or damage to the Leased Premises, the Gateway Building and the Gateway II Building by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against or required be insured against hereunder, whether or not such loss or damage be the result of the negligence of Lessee, its employees or agents. This subsection does not impose any added obligation or expense upon Lessor nor requires that it carry any insurance of any kind (except as required by Section 20.1 above) and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation. Lessor shall promptly notify Lessee if the foregoing waiver is not permitted without prejudice under Lessor's applicable insurance policies and until such time Lessee shall be held free and harmless for the above-described events.

         20.3 If and to the extent permitted without prejudice to any rights of the Lessee under the applicable insurance policies, Lessor shall be held free and harmless from liability for loss or damage to personal property of Lessee in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism, and malicious mischief if and to the extent actually insured against, unless such loss or damage be the result of the negligence of the Lessor, their employees or agents. This subsection does not impose any added obligation or expense upon Lessee nor requires that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

                                   ARTICLE XXI
                              DESTRUCTION OR DAMAGE

         21.1 In the event that the Leased Premises or Lessee's reasonable means of access thereto during the term hereof shall be totally destroyed by fire or other casualty, or shall be so damaged that repairs and restoration cannot in the opinion of the Lessee in its reasonable discretion, be accomplished within a period of 120 days from the date of such destruction or damage, Lessee may terminate this Lease by giving written notice to the Lessor within thirty (30) days of such destruction or damage and upon such termination each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XVI and XVIII hereof, and except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. In the event such facilities shall be so damaged that repairs and restoration can, in the opinion of Lessee in its reasonable discretion, be accomplished within a period of 120 days from the date of such destruction or damage Lessor shall notify Lessee of the schedule for said repairs and restoration within thirty (30) days and, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by Lessor and Lessee, be performed within ninety (90) days of the date of such destruction or damage as closely as practicable to the original specifications (utilizing therefore the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Indenture), and until such repairs and restoration have been accomplished a portion of the rent shall abate equal to the proportion of the Leased Premises rendered not suitable or accessible during this period for Lessee's intended purposes by the damage. In the event that Lessor fails to notify Lessee of said schedule for repairs within thirty (30) days, Lessee may terminate this Lease as of the date of such damage. In the event Lessee does not terminate, Lessor shall diligently pursue such repairs and restoration but it is understood that Lessor's obligation to restore, replace or rebuild such facilities shall not exceed in amount the sum of the insurance proceeds (plus a reasonable deductible amount) paid to it and/or released to it by any mortgage with which settlement was made provided Lessor has maintained the insurance required hereunder. If the insurance proceeds are insufficient to permit Lessor to restore, replace, or rebuild such facilities to comparable condition as at the commencement of this Lease, then Lessee shall have the right to terminate this Lease in which event each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XVI and XVIII hereof, and except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. Lessee agrees to execute and deliver to Lessor all reasonable instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Lessor. In the event of damage or destruction, partial or total to or of machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Lessee, Lessee, provided it then be in full compliance with ARTICLE XX hereof, shall be entitled to receive an apportionment of the insurance proceeds in accordance with the relative damage or destruction to or of (a) the Leased Premises at the beginning of the term hereof and (b) machinery, equipment and appurtenances, if any, constructed or installed on or in the Leased Premises by the Lessee at its expense after the beginning of the term hereof and which would have been removable by Lessee pursuant to ARTICLE X hereof. If such untenantable condition persists for a period of more than 120 days or Lessor fails to complete the repairs within 120 days, then Lessee may, by written notice to Lessor, terminate this Lease by notice to Lessor given within thirty (30) days after the expiration of said 120 day period.

                                  ARTICLE XXII
                             REPOSSESSION BY LESSOR

         22.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Lessee shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Lessor together with the facilities thereon at the beginning of the term hereof and all facilities constructed thereon by Lessee which are not removed pursuant to the terms hereof, and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to ARTICLE X hereof. Lessee covenants and agrees that at the time of delivery of possession to Lessor at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Lessee at its expense after the beginning of the term hereof and which have become the property of Lessor pursuant to ARTICLE X hereof shall be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

                                  ARTICLE XXIII
                                  MORTGAGE LIEN

         23.1 Lessee agrees that this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of (a) any mortgage or deed of trust constituting a first lien on the Leased Premises, or any part thereof, at the date thereof, and (b) any mortgage or deed of trust hereafter executed to a person, bank, trust company, insurance company or other recognized lending institution to provide permanent financing or refinancing of the facilities on the Leased Premises, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or (b). Lessee shall, upon demand at any time or times, execute, acknowledge and deliver to Lessor without any expense to the Lessor, any and all reasonable instruments that may be necessary or proper to subordinate this Lease and all rights of Lessee hereunder to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence, and in the event that Lessee shall fail or neglect to execute, acknowledge and deliver any such subordination instrument Lessee shall be in default subject to Section 24.1(ii); provided, however, that the subordination of this Lease shall be conditioned upon the execution and delivery by the mortgagee or trustee of an agreement that so long as Lessee is not in default under the terms of this Lease the mortgagee or trustees, or any such person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall assume Lessor's liabilities and obligations under this Lease and shall not disturb the peaceful possession of Lessee hereunder; and also provided such document does not adversely affect the Lessee's rights, liabilities, and financial considerations enumerated in this Lease Agreement. Lessor represents and warrants that as of the date hereof, the only mortgage or deed of trust on the Leased Premises, the Gateway Building and/or the Gateway II Building is held by Citizens Bank New Hampshire.

                                  ARTICLE XXIV
                                     DEFAULT

         24.1 In the event (i) any installment of rent shall not be paid within ten (10) business days after Lessor has notified Lessee in writing of non-payment of rent; (ii) Lessee defaults in the performance or observance of any other covenant or condition in this Indenture and such default remains unremedied for thirty (30) days after written notice thereof has been received by Lessee and Lessee is not diligently proceeding to cure said default; (iii) any warranty or representation made by Lessee in this Lease proves to be false or misleading in a material respect; or (iv) Lessee makes an assignment for the benefit of creditors, is generally not paying its debts as such debts become due, a custodian is appointed or takes possession of its assets other than a trustee, receiver or agent appointed or authorized to take charge of substantially all of the property of Lessee for the purpose of enforcing a lien against such property, commences any proceeding relating to Lessee or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Lessee any such proceeding which remains undismissed for a period of sixty (60) days or any order approving the petition in any such proceeding is entered or Lessee by an act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver or trustee for Lessee or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or any party holding a security interest in any of Lessee's fixtures or personal property of any nature whatsoever that are located on the Leased Premises institutes or gives notice of foreclosure against any such property and the same is not dismissed within any grace period specified in the applicable security agreement, then, in any of such events, Lessor may, subject to Lessor's compliance with applicable laws, immediately or at any time thereafter and with demand and written notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate, and Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Lessee, Lessee shall remain and continue liable to Lessor in an amount equal to the total rent reserved for the balance of the term hereof less the net amounts (after deducting the reasonable expense of repair) which Lessor realizes, or with due diligence should have realized, from the reletting of the Leased Premises, plus all reasonable costs associated with the termination of the Lease, including Lessor's reasonable attorney's fees. Lessor shall have the right from time to time to relet the Leased Premises upon the then existing fair market rates and such additional terms as it may, in good faith, deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Notwithstanding the foregoing, Lessor shall make every reasonable effort to mitigate its damages. Nothing herein contained shall be deemed to require Lessor to await the date whereon this Lease or the term hereof, would have expired had there been no default by Lessee, or no such termination or cancellation. The rights and remedies given to each of the Lessee and Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessee or Lessor, as the case may be, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

         24.2 In the event Lessor shall default in the performance of any of the covenants, obligations or agreements of this Lease and such default shall continue for thirty (30) days after receipt of written notice setting forth such default, and Lessor is not engaged in diligently pursuing to cure such default, Lessee shall have the right to cure such default and to recover all costs of curing said default directly from Lessor's monthly rental obligation to Lessor together with interest at the rate of one and one-half (1.5%) percent compounded monthly or Lessee shall have the right to terminate this Lease. If Lessee elects to terminate this Lease, Lessee shall have thirty (30) days to vacate the Premises with no Monthly Rent or additional payments of any kind being due during that period.

                                   ARTICLE XXV
                               ACCESS TO PREMISES

         25.1 Lessor or its representatives shall have access to the Leased Premises at all times in the case of emergency and at reasonable intervals during normal business hours upon prior notice to Lessee for the purpose of inspection, or during the last six months of the term of this Lease, for the purpose of showing the Leased Premises or for the purpose of making repairs which Lessee is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon Lessor any obligation to make repairs.

         25.2 Lessee shall have access to the Leased Premises at all times, including use in common with other tenants of the Building of the so-called central elevator. Lessor agrees that Lessee may install additional security respecting access provided that Lessor is provided access to the Leased Premises pursuant to Section 25.1.

         25.3 Normal operating hours for the Building are Monday through Friday, 7:00 am to 7:00 pm, and Saturday via keyed access, 8:00 am to 12:30 pm. HVAC to the Leased Premises is available twenty-four (24) hours a day. Lessor shall provide HVAC service to the Leased Premises during normal operating hours sufficient to maintain the same at a temperature sufficient for comfortable general office use and occupancy of the same. During periods other than normal operating hours, the temperature in the Leased Premises will be maintained within a range of 60 to 80 degrees Fahrenheit. Lessee may request and receive, at Lessor's expenses, full HVAC service during time periods outside normal operating hours, unless such requests are sufficiently numerous such that Lessor determines it is necessary to charge Lessee not more than $10.00/hour for additional HVAC service.

                                  ARTICLE XXVI
                              INTENTIONALLY DELETED

                                  ARTICLE XXVII
                                     NOTICES

         27.1 Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address, be properly given, hand delivered or sent by certified or registered first class mail, postage prepaid and addressed as follows:

                  If to Lessor:     1848 Associates
                                    340 Commercial Street, 4th Floor
                                    Manchester, New Hampshire  03101

                  If to Lessee:     Silknet, Inc.
                                    The Gateway Building
                                    50 Phillippe Cote Street
                                    Manchester, New Hampshire  03101
                                    Attention:   Jessica Smith

                                 ARTICLE XXVIII
                                      SIGNS

         28.1 Lessee may erect only such signs as Lessor shall approve, which approval shall not be unreasonably withheld by Lessor, prior to installation of said sign or signs and as are necessary to advertise the location of the Lessee's business. After such approval, Lessee shall have the right to install (at Lessee's expense) exterior signage on the Gateway II Building, subject to Lessee complying with all applicable laws and ordinances.

                                  ARTICLE XXIX
                                SECURITY DEPOSIT

         29.1 Lessor acknowledges receipt of $47,675.00 paid by Lessee prior to the date hereof which shall be retained as a security deposit in an interest-bearing account. After Lessee has vacated the Leased Premises, Lessor will inspect same and if the Leased Premises are dirty beyond ordinary wear and tear, or if damages have been caused by Lessee in excess of reasonable wear and tear, Lessor will restore the Leased Premises to their original condition, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty excepted, and deduct the cost thereof from the security deposit. In addition, Lessor may apply the security deposit to unpaid rent or any other damages suffered by Lessor as a result of Lessee's breach hereof. The balance of the security deposit plus interest accumulated thereon will be returned promptly to the Lessee after termination or expiration of this Lease.

                                   ARTICLE XXX
                              SHORT FORM RECORDING

         30.1 The parties covenant and agree that, if required by the applicable statutes, there shall be recorded in the Hillsborough County Registry of Deeds notice of this Lease that complies in the form of Exhibit E attached hereto, and that they will execute and deliver such Notice of Lease for such purpose. The parties further covenant and agree that, in the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, they will execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

                                  ARTICLE XXXI
                                   SUCCESSION

         31.1 This Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

                                  ARTICLE XXXII
                                     WAIVER

         32.1 Any consent, express or implied, by either party to any breach by the other party of any covenant or condition of this Lease shall not constitute a waiver by that party of any prior or succeeding breach of the same or any other covenant or condition of this Lease. Acceptance by Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by Lessee shall not constitute a waiver by Lessor of such breach or default.

                                 ARTICLE XXXIII
                                  GOVERNING LAW

         33.1 This Lease shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

                                  ARTICLE XXXIV
                                  COUNTERPARTS

         34.1 This Lease may be executed in two (2) or more counter parts, each of which shall be deemed an original and all collectively but one and the same instrument.

                                  ARTICLE XXXV
                         MODIFICATION: ENTIRE AGREEMENT

         35.1 This Lease contains and embraces the entire agreement between the parties hereto and it nor any part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement be expressed in writing and signed by Lessor and Lessee or their respective successors in interest.

                                  ARTICLE XXXVI
                                SECTION HEADINGS

         36.1 The headings at the beginning of each of the Sections hereof are solely for purposes of convenience and identification and are not to be deemed or construed to part of this Lease.

                                 ARTICLE XXXVII
                                  SEVERABILITY

         37.1 If any terms, clause or provision of this Lease is judged to be invalid and/or unenforceable, the validity and/or enforceability of any other terms, clause or provision in this Lease shall not be affected thereby.

                                 ARTICLE XXXVIII
                             RIGHT OF FIRST REFUSAL

         38.1 Lessor hereby grants Lessee a right of first refusal as to all space in the building known as Gateway III, 100 Commercial Street, Manchester, NH, subject to the following:

         (i) This right of first refusal shall not apply to any lease to either of the two potential tenants with whom Lessor is now negotiating for rental of that space or to any lease to an entity in which Dean Kamen owns a majority, controlling interest, and

         (ii) Except as stated in Section 38.1(i), for the term of this Lease, Lessor shall not enter into any lease of space in the Gateway III building without first entering into a written letter of intent to lease with the other party and then notifying Lessee in writing of Lessor's intention to do so, which notice shall include a summary of the terms of the proposed lease. Lessee shall have ten business days from receipt of Lessor's written notice to notify Lessor, in writing, that Lessee elects to lease the premises from Lessor on the terms stated in the summary of the proposed lease with the other party. If Lessee gives such written notice, Lessor and Lessee shall enter into a lease (or amendment to this Lease) on those terms. If Lessee fails to give such written notice to, Lessor may proceed to lease that space to the other party on those terms. If Lessor and the other party do not enter into such a lease, Lessee's right of first refusal shall continue for only one additional attempt by Lessor to lease such space to one other party.

                                  ARTICLE XXXIX
                                 OPTION TO RENEW

         39.1 Lessee shall have the right and option to extend the term of this Lease for two (2) five (5) year periods following the expiration date of the original Lease term, May 1, 2005 to April 30, 2010 (the "First Extended Term"), and May 1, 2010 to April 30, 2015 (the "Second Extended Term"), by written notice to Lessor six (6) months prior to the expiration of the then current term of this Lease. If such option is so exercised, then all of the terms, covenants and conditions herein shall apply during the Extended Term, except that the Monthly Rent payable pursuant to Section 3.1 shall be at the then existing fair market rate, as mutually agreed upon by the parties hereto.

                                  ARTICLE XXXX
                                   ARBITRATION

         40.1 Any dispute or claim arising in connection with this Lease, other than eviction for nonpayment of rent, shall be settled by binding arbitration to be held in Manchester, New Hampshire, in accordance with the Rules of the American Arbitration Association then in effect. Any and all fees and costs associated with such arbitration shall be shared equally by Lessee and Lessor.

                                  ARTICLE XXXXI
                                  MISCELLANEOUS

         41.1 Each party represents and warrants to the other than it has not dealt with any broker other than Cushman & Wakefield in connection with this transaction and that to the best of its knowledge no broker, except Cushman & Wakefield, is entitled to a commission hereunder. Lessor agrees that Lessor shall be responsible for any and all payments and/or commissions due Cushman & Wakefield in connection herewith.

         Lessor represents and warrants that (i) Lessor is the fee simple title holder of the Gateway Building, the Gateway II Building and the land thereunder,
(ii) Lessor has obtained the consent of any party which is necessary for Lessor to enter into this Lease, and (iii) Lessor has obtained all consents and permits necessary for Lessor to construct the Core Building Renovations.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture of Lease to be executed as of the day and year first written above.

                                       1848 ASSOCIATES ("Lessor")

/s/ Don Clark                          BY:  /s/ Robert M. Tuttle
----------------------------              ------------------------------
Witness                                     Its:   General Partner

                                       SILKNET, INC.  ("Lessee")

/s/ Don Clark                          BY:  /s/ P.J. Scannell, Jr.
----------------------------              ------------------------------
Witness                                     Its:   VP/CFO


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this _____ day of _____________, 1999, by _____________________________________ its duly authorized _____ General Partner on behalf of 1848 Associates.

                                                 -------------------------------
                                              Notary Public/Justice of the Peace


                                              My Commission Expires:____________


STATE OF ___________________

COUNTY OF ________________


         The foregoing instrument was acknowledged before me this _____ day of _____________, 1999, by _____________________________________ its duly authorized _____ __________________ on behalf of SILKNET SOFTWARE, INC.


                                                 -------------------------------
                                              Notary Public/Justice of the Peace


                                              My Commission Expires:____________

                            CORE BUILDING RENOVATIONS
                                   EXHIBIT 1.3

                                   GATEWAY II
-------------------------------------------------------------------------------

                           BASE BUILDING IMPROVEMENTS

o        New Roof.
o        All necessary Environmental Remediation.
o        Paved Parking and Site Plan Enhancements.
o        Structural Modifications/Improvements as Required.
o        ADA Compliant Common Area Facilities.
o        Sandblasted interior and exterior surfaces.
o        New hydraulic elevator service.
o        Refurbished, upscale building lobby and common areas.
o        New Enclosed Stair Tower - Southwest Corner
o        New Enclosed Connector between Gateway I & Gateway II

                              SHELL SPACE INCLUDES

o ________ New Divided Light Double Hung Thermopane Windows with Oak Trim and building standard horizontal blinds. o HVAC Systems in capacity sufficient for office use. Water Source Central Heat Pumps (2 - 10 ton units per floor) installed awaiting distribution ductwork, diffusers and control thermostats.
o ________ Electrical Service sufficient for heavy office use (approximately 150 amps of 277/480 volt, three phase power per floor) installed with separate tenant metering awaiting distribution and devicing.

o        New Subflooring awaiting carpet/tile.
o ________ Complete Wet fire sprinkler service throughout building per current fire/life safety code. Some sprinkler head adjustment may be necessary to accommodate new interior partitions.

                                   EXHIBIT 3.1
                                   -----------
                                  MONTHLY RENT

1. Original Leased Premises monthly rent is the sum of "Third Floor Monthly Rent" plus "Second Floor Northwest Monthly Rent" plus "Second Floor Northeast & First Floor North Monthly Rent", determined as follows:

     A.       Third Floor Monthly Rent is as follows:
11/1/1999 to 2/29/2000 - $21,030.06
3/1/2000 to 2/28/2001 - $20,001.27 multiplied by Adjustment Factor 1 plus $1,163.00 3/1/2001 to 2/28/2002 - $20,466.42 multiplied by Adjustment Factor 1 plus $1,163.00 3/1/2002 to 4/30/2005 - $27,536.63 multiplied by Adjustment
Factor 3

     B.       Second Floor Northwest Monthly Rent
11/1/1999 to 2/29/2000 - $10,553.29
3/1/2000 to 2/28/2001 - $10,377.50 multiplied by Adjustment Factor 1 3/1/2001 to
2/28/2002 - $10,377.50 multiplied by Adjustment Factor 1 3/1/2002 to 4/30/2005 -
$10,970.50 multiplied by Adjustment Factor 3

     C. Second Floor Northeast & First Floor North Monthly Rent 11/1/1999 to 12/31/1999 - $15,873.00
1/1/2000 to 12/31/2000 - $15,873.00 multiplied by Adjustment Factor 4 1/1/2001 to 12/31/2001 - $15,873.00 multiplied by Adjustment Factor 4 1/1/2002 to 12/31/2002 - $15,873.00 multiplied by Adjustment Factor 4 1/1/2003 to 4/30/2005 - $15,873.00 multiplied by Adjustment Factor 4

2.   Additional Monthly Rent upon addition of First Additional Leased Premises:

Date of addition of First Additional Leased Premises to 12/31/2000 - $12,761.30 increased by a prorated 4% annual increase from January 1, 1999 to the date of addition of First Additional Leased Premises.
1/1/2001 to 12/31/2001 - Monthly Rent for the prior period ending 12/31/2000 multiplied by Adjustment Factor 5
1/1/2002 to 12/31/2002 - Monthly Rent for the period ending 12/31/2000 multiplied by Adjustment Factor 5
1/1/2003 to 12/31/2003 - Monthly Rent for the period ending 12/31/2000 multiplied by Adjustment Factor 5
1/1/2004 to 12/31/2004 - Monthly Rent for the period ending 12/31/2000 multiplied by Adjustment Factor 5
1/1/2005 to 4/30/2005 - Monthly Rent for the period ending 12/31/2000 multiplied by Adjustment Factor 5

3.   Additional Monthly Rent upon addition of Second Additional Leased Premises:

Date of addition of Second Additional Leased Premises to 4/30/2003 - $46,545.90 (INCLUDES CONNECTOR CONTRIBUTION)
5/1/2003 to 4/30/2004 - $46,554.90 multiplied by Adjustment Factor 2 plus $850.48 WHICH IS THE CONNECTOR CONTRIBUTION.
5/1/2004 to 4/30/2005 - $46,554.90 multiplied by Adjustment Factor 2 plus $850.48 WHICH IS THE CONNECTOR CONTIBUTION.

         As used in this Exhibit, "Adjustment Factor 1" means the greater of:
              (x)     1.0; or
              (y) the lesser of: (i) 1.03 or (ii) the quotient of Price Index as of the date which is two months prior to the date of the monthly rent determination, divided by Price Index as of the date which is fourteen months prior to the date of the monthly rent determination.

         As used in this Exhibit, "Adjustment Factor 2" means the greater of:
              (x)     1.0; or
              (y) the quotient of Price Index as of the date which is two months prior to the date of the monthly rent determination, divided by Price Index as of the date which is two months prior to the date of addition of Second Additional Leased Premises.

         As used in this Exhibit, "Adjustment Factor 3" means the greater of:
              (x)     1.0; or
              (y) the quotient of Price Index as of Janurary, 2002, divided by Price Index as of November, 1998.

         As used in this Exhibit, "Adjustment Factor 4" means the greater of:
              (x)     1.0; or
              (y) the quotient of Price Index as of the date which is two months prior to the date of monthly rent determination divided by Price Index as of Novmeber, 1998.

         As used in this Exhibit, "Adjustment Factor 5" means the greater of:
              (x)     1.0; or
              (y) the quotient of Price Index as of the date which is two months prior to the date of the monthly rent determination, divided by Price Index as of the date which is two months prior to the date of addition of First Additional Leased Premises.

         As used in this Exhibit, "Price Index" means (i) the Consumer Price Index for All Urban Consumers (CPI-U), All Items, Boston-Brockton-Nashua, MA-NH-ME-CT published by the Bureau of Labor Statistics of the United States Department of Labor which is 175.3 as of July, 1999, or (ii) If the publication of such Consumer Price Index shall be discontinued, the comparable index most reflecting diminution of real value of the base rent herein provided for.